Exhibit 99.1

AMENDMENT TO PROMISSORY NOTE

This AMENDMENT to PROMISSORY NOTE (this "Amendment") is made and entered into as of June 23rd, 2025, by and between Pigmental LLC, a Georgia limited liability company (the "Borrower"), and Safe and Green Development Corporation, a Delaware corporation (the "Lender").

RECITALS

WHEREAS, the Borrower executed and delivered that certain Balloon Payment Promissory Note dated November 15, 2024, in the original principal amount of Nine Hundred Sixty Thousand Six Hundred Seventy-Two Dollars ($960,672.00) (the "Note") in favor of the Lender, with a stated term of 90 days and bearing interest at a rate of ten percent (10%) per annum;

WHEREAS, the Note provides for a balloon payment of all outstanding principal and interest at the end of the term, with an option to extend the term up to three times, each for 30 days, subject to an Extension Fee of $10,000 per extension; and

WHEREAS, the obligations under the Note were further secured by (i) a personal guaranty by Marina Martins, and (ii) a security interest in real property located at 296 Point Peter Rd, St. Mary’s, Georgia 31558 (the “Subject Property”); and

WHEREAS, the Borrower has exercised all available extensions, and the parties now desire to amend the Note to update the payment structure, extend the maturity date, and increase the interest rate, while affirming that all other provisions including all guaranties and security interests shall remain in full force and effect; and

WHEREAS, for the avoidance of doubt and to facilitate the full understanding of the parties’ ongoing obligations, the parties agree that the original Promissory Note, Guaranty, and related security documents shall be attached hereto as Exhibit A and incorporated herein by reference in their entirety.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, the parties hereto agree as follows:

ARTICLES

1.	Amendment to Payment Terms and Maturity Date

Section I.A of the Note is hereby amended and restated in its entirety as follows:

“A. Payments

i.	The outstanding principal and accrued interest under this Note shall be repaid in the following tranches:

a.	Initial Earnest Money Payment. An amount equal to Forty Thousand Dollars ($40,000.00) shall be due and payable on or before June 23, 2025 (the “Initial Earnest Money Payment”). This payment shall serve as an earnest money deposit and shall extend the due date for repayment of the remaining amounts under this Note.

b.	Second Payment. An amount equal to Two Hundred Fifty Thousand Dollars ($250,000.00) shall be due and payable on or before July 30, 2025 (the “Second Payment”). As a condition precedent to the Second Payment, the Borrower shall submit to the Lender documentation evidencing the availability of sufficient funds to make the payment (the “Proof of Funds”) no later than five (5) business days prior to the July 30, 2025, due date.

a.	The Lender shall have the sole and exclusive right to approve or reject the sufficiency of such Proof of Funds in its reasonable discretion. If the Lender approves the Proof of Funds in writing, the Borrower shall have the option to extend the due date for the Second Payment by an additional thirty (30) days, such that the extended due date shall be no later than August 29, 2025.

c.	Final Payment. A final payment in the amount of Six Hundred Seventy Thousand Six Hundred Seventy-Two Dollars ($670,672.00), representing the remaining balance of the original Note amount of $960,672.00 less the Initial Earnest Money Payment and the Second Payment, shall be due and payable on or before the date that is three (3) calendar months following the initial Second Payment due date of July 30, 2025, or October 30, 2025 (the “Final Payment”). If the Second Payment due date is extended in accordance with subsection 2 above, then the Final Payment shall instead be due on or before November 29, 2025. All extension fees and all accrued and unpaid interest on the Note shall also be due and payable in full at the time the Final Payment is made. Notwithstanding the foregoing, there shall be no right to extend the due date for the Final Payment beyond the applicable deadline, except upon the prior written consent of the Lender in its sole and absolute discretion.

ii.	All references in the Note to the interest rate of “ten percent (10%)” are hereby amended to reflect an updated interest rate of fifteen percent (15%) per annum, effective as of the date of this Amendment. Interest shall accrue on the unpaid principal amount at this revised rate until paid in full.

2.	NO FURTHER EXTENSIONS

A.	No Further Extensions

i.	Borrower acknowledges and agrees that it has exercised all extension options available under the original Note, and no further extensions of time for payment shall be permitted. The final balloon payment due on December 15, 2025, shall be payable in full without further deferral, extension, or forbearance unless otherwise agreed to in a separate written instrument signed by the Lender in its sole discretion.

3.	AUTOMATIC ACCELERATION UPON MISSED PAYMENT

A.	Acceleration Upon Missed Payment

i.	If Borrower fails to make any scheduled payment in full on or before its respective due date, the entire unpaid principal balance of the Note, together with all accrued and unpaid interest, fees, and charges, shall become immediately due and payable without notice or demand, at the sole option of the Lender.

4.	REAFFIRMATION OF COLLATERAL AND GUARANTEES

B.	Reaffirmation of Collateral and Guaranties

i.	Borrower and Guarantor each expressly reaffirm, ratify, and acknowledge that all collateral securing the obligations under the original Note including but not limited to the personal guaranty of Marina Martins and the security interest in the Subject Property shall remain in full force and effect and shall continue to secure the Note, as amended herein.

5.	LATE FEE

C.	Late Charges

i.	If any installment payment due under this Note is not received by the Lender within five (5) business days of its due date, Borrower shall be required to pay a late charge equal to five percent (5%) of the overdue amount, in addition to all other accrued interest and applicable charges. The imposition of a late charge shall not constitute a waiver of any default or limit the Lender’s rights or remedies under the Note or applicable law.

6.	ADDITIONAL DEFAULT EVENTS

D.	Additional Events of Default

i.	In addition to the default events enumerated in the original Note, the following shall also constitute an Event of Default:

a)	Borrower defaults under any other agreement or obligation for borrowed money or financial accommodation in excess of Fifty Thousand Dollars ($50,000.00);

b)	Borrower becomes subject to any judgment, lien, or proceeding that may have a material adverse effect on its ability to perform its obligations under this Note;

c)	There occurs a material adverse change in Borrower’s financial condition or business operations;

d)	Borrower or Guarantor fails to cooperate in good faith with the Lender to enforce or perfect the security interests referenced in the original Note.

7.	No Other Changes; Ratification

i.	Except as expressly modified by this Amendment, all terms, conditions, representations, warranties, covenants, and other provisions of the Note, including the personal and corporate guaranties and the security interest granted by the Borrower, shall remain in full force and effect and are hereby ratified and confirmed in all respects.

8.	Governing Law

i.	This Amendment shall be governed by, and construed in accordance with, the laws of the State of Georgia, without regard to its conflicts of law principles.

9.	Counterparts

i.	This Amendment may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Execution and delivery of this Amendment by electronic means (including DocuSign or PDF) shall be legally binding and enforceable.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

BORROWER:

PIGMENTAL LLC

By:	/s/ Marina Martins
Name:	Marina Martins
Title:	Managing Member
Date:	June 23, 2025

LENDER:

SAFE AND GREEN DEVELOPMENT CORPORATION

By:	/s/ Nicolai Brune
Name:	Nicolai A. Brune
Title:	Chief Financial Officer
Date:	June 23, 2025

GUARANTOR (Individual):

By:	/s/ Marina Martins
Name:	Marina Martins
Date:	June 23, 2025

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